Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the registrant  [X]
Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ] Preliminary proxy statement             [ ] Confidential, for use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                          HOSPITALITY PROPERTIES TRUST
                (Name of Registrant as Specified in its Charter)

   ---------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:


     -------------------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies:


     -------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     -------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:


     -------------------------------------------------------------------------
(5)  Total fee paid:


     -------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials:
     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


     -------------------------------------------------------------------------
(1)  Amount Previously Paid:


     -------------------------------------------------------------------------
(2)  Form, Schedule or Registration Statement No.:


     -------------------------------------------------------------------------
(3)  Filing Party:


     -------------------------------------------------------------------------
(4)  Date Filed:


     -------------------------------------------------------------------------

                          HOSPITALITY PROPERTIES TRUST

                                400 Centre Street
                           Newton, Massachusetts 02458

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 18, 1999


To the Shareholders of Hospitality Properties Trust

     Notice is hereby given that the Annual Meeting of Shareholders of Hospitality Properties Trust, a Maryland real estate investment trust (the "Company"), will be held at 9:00 A.M. on Tuesday, May 18, 1999, at State Street Bank and Trust Company, 225 Franklin Street, 33rd Floor, Boston, Massachusetts, for the following purposes:

     1.   To elect two Trustees in Group I of the Company's Board of Trustees.

     2. To consider and act upon such other matters as may properly come before the meeting.

     The Board of Trustees has fixed the close of business on March 26, 1999 as the record date for determination of the shareholders entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Trustees,


                                          JOHN G. MURRAY, Secretary

March 31, 1999

WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENVELOPE ENCLOSED HEREWITH.

                          HOSPITALITY PROPERTIES TRUST

                                400 Centre Street
                           Newton, Massachusetts 02458

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                       To Be Held on Tuesday, May 18, 1999

                                ----------------

                                  INTRODUCTION


     A Notice of the Annual Meeting of Shareholders (the "Meeting") of Hospitality Properties Trust, a Maryland real estate investment trust (the "Company"), is set forth on the preceding page, and there is enclosed herewith a form of proxy solicited by the Board of Trustees of the Company. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, the Trustees and officers of the Company may solicit proxies personally or by telephone or telegram. This proxy statement is being first sent to shareholders on or about March 31, 1999, together with a copy of the Annual Report to Shareholders for the year ended December 31, 1998 (including audited financial statements of the Company).

     Only shareholders of record as of the close of business on March 26, 1999 (the "Record Date") are entitled to notice of and to vote at the Meeting and/or any adjournment thereof. The outstanding shares of beneficial interest of the Company on the Record Date entitled to vote consisted of 45,628,443 common shares of beneficial interest, $.01 par value per share (the "Common Shares"). The holders of the outstanding Common Shares are entitled to one vote per Common Share.

     All Common Shares represented by valid proxies received by the Company prior to the Meeting will be counted for purposes of determining the presence of a quorum and will be voted as specified in the proxies. If no specification is made by the shareholder, the Common Shares will be voted FOR the proposal set forth below. The proposal set forth below requires the affirmative vote of a majority of the Common Shares issued and outstanding. Abstentions are considered present for purposes of determining a quorum. A shareholder marking the proxy "Withhold" will not be counted as voting in favor of any nominee for Trustee. A shareholder giving a proxy has the power to revoke it any time prior to its exercise by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the Meeting and voting his or her Common Shares in person.

Item 1. Election of Two Trustees in Group I of the Board of Trustees

     The number of Trustees of the Company is currently fixed at five and the Board of Trustees is currently divided into three groups, with two Trustees in Group I, two Trustees in Group II and one Trustee in Group III. Trustees in each Group are elected to three-year terms.

     The business of the Company is conducted under the general direction of the Board of Trustees as provided by the Amended and Restated Declaration of Trust, as amended (the "Declaration of Trust"), and the Bylaws of the Company and the laws of the State of Maryland, the state of the Company's organization on May 12, 1995.

     The Declaration of Trust provides that a majority of the Board of Trustees will be composed of Independent Trustees who are not affiliated with REIT Management & Research, Inc. ("RMR"), a Delaware corporation which is the Company's investment advisor, or with HRPT Properties Trust ("HRP") and who do not serve as officers of the Company. Messrs. John L. Harrington, Arthur G. Koumantzelis and William J. Sheehan are currently Independent Trustees.

     The entire Board of Trustees functions as an Executive Compensation Committee to implement the Company's 1995 Incentive Share Award Plan (the "Plan"). A subcommittee of the Executive Compensation Committee composed of the Independent Trustees reviews the performance of RMR under its advisory agreement with the Company and the award of Common Shares, other than awards of Common Shares to Independent Trustees described below, under the Plan. See "Certain Relationships and Related Transactions." The Executive Compensation Committee has not met independently of meetings of the Board of Trustees, but is free to do so. The Company does not have a Nominating Committee.

     The Board of Trustees has appointed an Audit Committee consisting of the three Independent Trustees. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, considers the appropriateness of audit and nonaudit fees charged and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met twice in 1998.

     During 1998, the Board of Trustees held six meetings. Each Trustee attended 75% or more of the total number of meetings of the Board and any Committee of which he was a member.

     The Company pays its Independent Trustees an annual fee of $20,000 plus a fee of $500 for each meeting attended and reimburses expenses incurred by all of its Trustees for attending meetings. Under the Plan, each Independent Trustee automatically receives an annual grant of 300 Common Shares at the first meeting of the Board of Trustees following each Annual Meeting of Shareholders. See "Other Information." In addition, the Independent Trustee serving as Chairman of the Audit Committee, which position rotates annually among the Independent Trustees, is paid $2,000 per year for such service.

     The present Trustees in Group I are John L. Harrington and Barry M. Portnoy. The term of the Group I Trustees elected at the Meeting will expire at the Company's 2002 Annual Meeting of Shareholders. To be elected, each nominee for Trustee of the Company must receive the vote of a majority of the Common Shares issued and outstanding. It is the intention of the persons authorized by the enclosed proxy to nominate and vote for Mr. Harrington and Mr. Portnoy as Group I Trustees. HRP, RMR and Messrs. Martin and Portnoy, who have voting control over an aggregate of 4,313,430 Common Shares (approximately 9.5% of Common Shares outstanding and entitled to vote at the Meeting), intend to vote in favor of the election of Mr. Harrington and Mr. Portnoy as Group I Trustees.

     The principal occupations for the past five years and ages as of March 1, 1999 of Mr. Harrington and Mr. Portnoy are as follows:

JOHN L. HARRINGTON Age: 62

     Mr. Harrington has been the Chief Executive Officer of the Boston Red Sox Baseball Club for over five years and is Executive Director and Trustee of the Yawkey Foundation and a Trustee of the JRY Trust. Mr. Harrington is also a director of a bank subsidiary of Fleet Financial Group, Inc. Mr. Harrington was a Trustee of HRP from 1991 through August 1995 and has been a Trustee of the Company since its initial public offering in 1995.

BARRY M. PORTNOY Age: 53

     Mr. Portnoy has been a Managing Trustee of the Company since its organization in 1995 and has been a Managing Trustee of HRP since its organization in 1986. Mr. Portnoy was a Director of Horizon Healthcare Corporation ("HHC") from February 1994 until his resignation in July 1996. Mr. Portnoy is currently Chairman of RMR and a Director and 50% shareholder of RMR. Mr. Portnoy has been actively involved in real estate and real estate finance activities for approximately 20 years. Mr. Portnoy is an attorney and was a partner of the law firm of Sullivan & Worcester LLP, counsel to the Company, from 1978 through March 31, 1997, where he served as Chairman from 1994 through March 1997.

     In addition to Mr. Harrington and Mr. Portnoy, the following persons currently serve on the Board of Trustees or serve as executive officers of the Company. Their principal occupations for the last five years and their ages as of March 1, 1999 are as follows:

ARTHUR G. KOUMANTZELIS Age: 68

     Mr. Koumantzelis has been a Trustee of the Company since its organization in 1995 and has been President and Chief Executive Officer of Gainesborough Investments LLC, a private investment company, since June 1998. From 1990 to 1998, Mr. Koumantzelis was Senior Vice President and Chief Financial Officer of Cumberland Farms, Inc., a private company engaged in the convenience store business and in the distribution and retail sale of gasoline. Mr. Koumantzelis was a Trustee of HRP from 1992 through August 1995. Mr. Koumantzelis is a Group III Trustee; his term will expire at the 2001 Annual Meeting of Shareholders.

GERARD M. MARTIN Age: 64

     Mr. Martin has been a Managing Trustee of the Company since its organization in 1995. Mr. Martin is also a Managing Trustee of HRP and a 50% shareholder and Director of RMR. Mr. Martin was a Director of HHC from February 1994 until his resignation in July 1996. Mr. Martin served as interim President of the Company from the Company's formation through John G. Murray's election to such office in March 1996. Mr. Martin has been active in the real estate industry for more than 30 years. Mr. Martin is a Group II Trustee; his term will expire at the 2000 Annual Meeting of Shareholders.

WILLIAM J. SHEEHAN Age: 54

     Mr. Sheehan has been a Trustee of the Company since its initial public offering in 1995 and has been the Chief Financial Officer of Ian Schrager Hotels, LLC (formerly Ian Schrager Hotels, Inc.) since May 1995. From 1993 through May 1995, Mr. Sheehan was a self-employed consultant on financial and operating matters to companies in the hotel industry. Mr. Sheehan is a certified hotel administrator, a Fellow of the Educational Institute of the American Hotel and Motel Association and has been a speaker at various hotel industry conferences. Mr. Sheehan is a Group II Trustee; his term will expire at the 2000 Annual Meeting of Shareholders.

JOHN G. MURRAY Age: 38

     Mr. Murray is the President, Chief Operating Officer and Secretary of the Company. Mr. Murray is also Executive Vice President of RMR. Prior to his election to the office of President and Chief Operating Officer in March 1996, Mr. Murray also served as Treasurer and Chief Financial Officer of the Company. Mr. Murray served in various capacities for HRP from 1993 through August 1995 and for RMR and its affiliates since 1993. Mr. Murray is a certified public accountant.

THOMAS M. O'BRIEN Age: 32

     Mr. O'Brien is the Treasurer and Chief Financial Officer of the Company. Mr. O'Brien is also a Vice President of RMR. Prior to his election to these offices in March 1996, Mr. O'Brien was employed by Arthur Andersen LLP for eight years. Mr. O'Brien is a certified public accountant.

     There are no family relationships among any Trustees and executive officers of the Company. Executive officers serve at the will of the Board of Trustees.

                                OTHER INFORMATION

Compensation of Executive Officers
     The Company does not have any employees; services which otherwise would be provided by employees are performed by RMR. Payments by the Company to RMR for services during 1998 are described in "Certain Relationships and Related Transactions."

     Except with respect to incentive share awards, the Company has not paid and has no current plans to pay compensation to its executive officers. RMR, which conducted the day-to-day operations of the Company during 1998, compensated Messrs. Martin, Portnoy, Murray and O'Brien in connection with their services to RMR and to the Company. The following table provides summary long-term compensation information for restricted share awards to executive officers of the Company since 1996:


                          SUMMARY COMPENSATION TABLE


                                                     Restricted
      Name and Principal Position         Year     Share Awards(1)
      ---------------------------         ----     ---------------
John G. Murray .......................   1998          $74,319
 President and Chief Operating Officer   1997          $60,880
 (chief executive officer)               1996          $53,250

Thomas M. O'Brien ....................   1998          $58,163
 Treasurer and Chief Financial Officer   1997          $45,660
                                         1996          $39,938

----------------
(1) All incentive share awards have been granted pursuant to the Plan and each provides that one third of each annual incentive share award vests immediately upon grant and one third vests on each of the first and second anniversaries of the grant. In the event any executive officer who has been granted an incentive share award ceases to perform the duties of an executive officer of the Company during the vesting period of such award, the Common Shares which have not yet vested may be repurchased by the Company for nominal consideration, unless vesting of Common Shares is accelerated by the Board of Trustees. At December 31, 1998, the aggregate 6,300 and 4,800 Common Shares granted as annual incentive share awards under the Plan to Messrs. Murray and O'Brien, respectively, had a value of $151,988 and $115,800 respectively, based upon a $24.125 per share closing price for the Common Shares as reported on the New York Stock Exchange on that date. Vested and unvested Common Shares are entitled to dividends as declared by the Company. The dollar amounts shown in the table represent the number of restricted Common Shares awarded during the years shown which have vested or continue to be subject to vesting multiplied by the closing price for the Common Shares on the New York Stock Exchange on the date of grant.

Compensation Committee Interlocks and Insider Participation

     The Company has an Executive Compensation Committee comprised of the entire Board of Trustees. A subcommittee of the Executive Compensation Committee composed of the Independent Trustees (Messrs. Harrington, Sheehan and Koumantzelis) makes recommendations for grants of shares under the Plan and such recommendations are acted upon by the full Board of Trustees. Barry M. Portnoy, a member of the Board of Trustees, is a former partner in the firm of Sullivan & Worcester LLP, counsel of the Company.

Performance Graph--Comparison of Cumulative Total Return

     The graph below shows, for the periods indicated, the Company's cumulative total shareholder return on its Common Shares (assuming a $100 investment on August 31, 1995, the first day following the beginning of public trading in the Company's Common Shares on the New York Stock Exchange for which all information set forth below is available) as compared with (a) the National Association of Real Estate Investment Trust, Inc.'s index of all tax-qualified real estate investment trusts listed on the New York Stock Exchange, the American Stock Exchange and the NASDAQ/National Market System (NAREIT) and (b) the Standard & Poor's 500 Index. The comparison assumes all dividends are reinvested.


[LINE GRAPH PLOT POINTS]

                HPT           NAREIT              S&P 500 INDEX
 8/31/95        100            100                    100
12/31/95        110            106                    110
12/31/96        131            143                    136
12/31/97        159            172                    173
12/31/98        128            142                    219



Executive Compensation Report

     Hospitality Properties Trust (the "Company") developed and implemented its 1995 Incentive Share Award Plan (the "Plan") in recognition of the following circumstances. First, the Company's Common Shares are primarily a yield vehicle for shareholders and do not appreciate in value in the same manner as other equity securities. Therefore, a conventional stock option plan would not provide appropriate incentives for the Company's management. Second, because the executive officers of the Company are employees of its investment advisor, REIT Management & Research, Inc. ("RMR"), and not of the Company, and receive their salary compensation from RMR, the Trustees wished to establish a vehicle which would, among other things, (a) foster a continuing identity of interest between management of the Company and its shareholders, and (b) recognize that the Company's executive officers perform certain duties on behalf of the Company, primarily with regard to shareholder relations and investor communications, which fall outside of the services covered by the advisory agreement with RMR. In granting incentive share awards, the Trustees consider factors such as the amount and terms of restricted Common Shares previously granted to executive officers and the amount of time spent and complexity of the duties performed by executive officers on behalf of the Company, speaking at Company conferences, road shows and making additional presentations, interfacing with analysts and preparing and distributing shareholder reports, materials, statements and other information. The Trustees have imposed vesting restrictions and may impose other conditions on the granted Common Shares, which may further promote continuity of management.

     In 1998, John G. Murray, President and Chief Operating Officer of the Company, received a grant of 2,300 Common Shares under the Plan, 766 2/3 Common Shares of which vested immediately upon grant, 766 2/3 of which will vest on each of the first and second anniversaries of the date of grant. In 1998, Thomas M. O'Brien, the Treasurer and Chief Financial Officer of the Company, received a grant of 1,800 Common Shares under the Plan, 600 of which vested immediately upon the grant and 600 of which will vest on each of the first and second anniversaries of the grant. The determination of the number of Common Shares granted to Messrs. Murray and O'Brien were not specifically based on an estimate of the Company's performance but instead were based on the relationship of the fair market value of the Common Shares so granted, on the number of Common Shares previously granted to each such individual, and on the Board's opinion as to the value of the "outside" services to the Company, as discussed above, performed by these officers.


                                        BOARD OF TRUSTEES


                                        John L. Harrington
                                        Arthur G. Koumantzelis
                                        Gerard M. Martin
                                        Barry M. Portnoy
                                        William J. Sheehan

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information regarding the beneficial ownership of the Common Shares by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Shares, (ii) each of the Company's Trustees and officers and (iii) all Trustees and executive officers of the Company as a group. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to all Common Shares shown to be beneficially owned by such person or entity, subject to the matters set forth in the footnotes to the table below.

     The table sets forth information regarding beneficial ownership of Common Shares as of the Record Date.


                                                                              Beneficial Ownership
                                                                             ----------------------
                                                                              Number of
                            Name and Address(1)                                 Shares      Percent
--------------------------------------------------------------------------   -----------   --------
HRPT Properties Trust ....................................................    4,000,000       8.8%
REIT Management & Research, Inc.(2) ......................................    4,032,904       8.8%
Barry M. Portnoy(3) ......................................................    4,173,167       9.1%
Gerard M. Martin(3) ......................................................    4,173,167       9.1%
John L. Harrington(4)(5) .................................................        1,372         *
William J. Sheehan(4)(5) .................................................        1,363         *
Arthur G. Koumantzelis(4)(5) .............................................        1,372         *
John G. Murray(6) ........................................................        6,300         *
Thomas M. O'Brien(7) .....................................................        5,559         *
Nike Securities L.P. and certain affiliates(8) ...........................    2,548,901       5.6%
All Trustees and executive officers as a group (seven persons)(2)(3) .....    4,329,396       9.5%

----------------
* Less than 1%

(1) The address of HRP is 400 Centre Street, Newton, MA 02458. The address of Nike Securities L.P., First Trust Advisors L.P. and Nike Securities Corporation is 1001 Warrenville Road, Suite 300, Lisle, IL 60532. The address of each other named person or entity is c/o Hospitality Properties Trust, 400 Centre Street, Newton, MA 02458.

(2) RMR owns 32,904 Common Shares. As HRP's investment advisor, RMR may under applicable regulatory definitions be deemed to own beneficially HRP's 4,000,000 Common Shares. RMR, however, expressly disclaims any beneficial ownership of HRP's 4,000,000 Common Shares.

(3) Mr. Portnoy and Mr. Martin each own 140,263 Common Shares. RMR, of which Messrs. Portnoy and Martin are each 50% owners, owns 32,904 Common Shares. HRP, of which Messrs. Portnoy and Martin are Managing Trustees, owns 4,000,000 Common Shares. Messrs. Portnoy and Martin may be deemed to have beneficial ownership of the Common Shares owned by HRP. Messrs. Portnoy and Martin disclaim beneficial ownership of HRP's Common Shares.

(4) Each of the Independent Trustees receives a grant of 300 Common Shares per annum as part of his annual compensation.

(5) Includes shares acquired under the Company's Dividend Reinvestment Plan.

(6) 4,100 of these Common Shares are vested; the rest will vest in installments during the next two years.

(7) Mr. O'Brien owns 258.599 shares purchased through the Company's dividend reinvestment plan and 500 shares purchased on the open market. As to 4,800 shares, 3,100 are vested; the rest will vest in installments during the next two years.

(8) Nike Securities L.P., First Trust Advisors L.P. and Nike Securities Corporation (collectively, the "Nike Entities") have reported on a
    Schedule 13G filed under the Securities Act of 1934, as amended, that they have shared voting power and shared dispositive power over 2,548,901 Common Shares. In their Schedule 13G, the Nike Entities report the following: (a) Nike Securities L.P. is sponsor of several unit investment trusts which hold Common Shares; (b) no unit investment trust sponsored by Nike Securities L.P. holds 5% or more of the Common Shares; (c) First Trust Advisors L.P. is an affiliate of Nike Securities L.P. and acts as portfolio supervisor of the unit investment trusts which hold Common Shares; and (d) Nike Securities Corporation is the parent of both Nike Securities L.P. and First Trust Advisors L.P.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has entered into an agreement (the "Advisory Agreement") with RMR under which RMR provides investment and administrative services to the Company. RMR is owned by Messrs. Martin and Portnoy. The Advisory Agreement provides for an annual base advisory fee equal to 0.70% of the Company's Average Invested Capital (as defined in the Advisory Agreement) up to $250 million, and 0.50% of Average Invested Capital equal to or exceeding $250 million; and an annual incentive fee, calculated on the basis of annual increases in the Company's cash flow available for distribution per share. The incentive fee payable to RMR is 15% of annual increases in cash flow available for distribution per share (but in no event more than $.02 per share), times the weighted average number of shares outstanding in such year. Any incentive fees will be paid in restricted Common Shares. Aggregate fees paid to RMR for services during 1998 were $9.1 million, including $846,000 (based upon a per share price of $25.722) paid in 32,904 restricted Common Shares as an incentive fee.

     Until 1997, Mr. Portnoy was a partner of Sullivan & Worcester LLP, the law firm which provides legal services to the Company and to HRP, RMR and affiliates of each of the foregoing, and received payments from the firm during 1998 in respect of his retirement from that firm.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Trustees and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of securities with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, Trustees and greater than 10% shareholders are required to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely on review of the copies of such reports furnished to the Company or representations that no such reports were required, the Company believes that, during the 1998 fiscal year, all filing requirements applicable to its executive officers, Trustees and greater than 10% shareholders were met.


                                   AUDITORS

     The Company is not required to submit the selection of its auditor to a vote of shareholders. The Company's independent auditor since its organization in 1995 has been Arthur Andersen LLP.

     A representative of Arthur Andersen LLP is expected to be present at the Meeting, with the opportunity to make a statement if desired, and is expected to be available to respond to appropriate questions from shareholders who are present at the Meeting.


                             SHAREHOLDER PROPOSALS

     The Company's 2000 Annual Meeting of Shareholders is presently expected to be held on or about May 16, 2000. Proposals of shareholders intended to be presented at the 2000 Annual Meeting must be received not later than February 18, 2000 nor earlier than January 19, 2000 for inclusion in the Company's proxy statement and proxy for that meeting.

     The Company's Bylaws establish an advance notice procedure with regard to the nomination, other than by the Board, of candidates for election as Trustees (the "Nomination Procedure"). The Nomination Procedure provides that only per-sons who are nominated by or at the direction of the Board of Trustees, or by a shareholder of record on the date of the giving of the notice described below and on the record date for the determination of shareholders entitled to vote on such nomination who has given timely prior written notice to the Secretary of the Company prior to the meeting at which Trustees are to be elected, will be eligible for election as Trustees. To be timely, notice of a shareholder's nominee in the case of an annual meeting must be received by the Company not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (i.e., not later than February 18, 2000, nor earlier than January 19, 2000, with respect to the 2000 Annual Meeting of Shareholders).


                                 OTHER MATTERS

     As of this time, the Board of Trustees knows of no other matters to be brought before the Meeting. However, if other matters properly come before the Meeting or any adjournment thereof, and if discretionary authority to vote with respect thereto has been conferred by the enclosed proxy, the persons named in the proxy will vote the proxy in accordance with their discretion as to such matters.

                                        By Order of the Board of Trustees


                                        JOHN G. MURRAY, Secretary

Newton, Massachusetts
March 31, 1999

                                                                      HPTCM-PS99

                          HOSPITALITY PROPERTIES TRUST
                 400 Centre Street, Newton, Massachusetts 02458

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned shareholder of Hospitality Properties Trust, a Maryland real estate investment trust (the "Company"), hereby appoints GERARD M. MARTIN, JOHN
G. MURRAY and BARRY M. PORTNOY, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of the Shareholders of the Company to be held at State Street Bank and Trust Company, 225 Franklin Street, 33rd Floor, Boston, Massachusetts on Tuesday, May 18, 1999 at 9:00 a.m., and any adjournment or postponement thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "for" each of the nominees for trustee and in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.


--------------------------------------------------------------------------------
PLEASE VOTE, DATE, AND SIGN ON REVERSE AND RETURN PROMPTLY IN ENCLOSED
ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE: Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
--------------------------------------------------------------------------------


HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?


----------------------------------          ------------------------------------


----------------------------------          ------------------------------------


----------------------------------          ------------------------------------

|X| PLEASE MARK VOTES
    AS IN THIS EXAMPLE

-----------------------------------------------------
           HOSPITALITY PROPERTIES TRUST                1. Election of Trustees in Group I:   For All    With-     For All
-----------------------------------------------------                                       Nominees    hold      Except

                                                                John L. Harrington            [ ]        [ ]        [ ]
                                                                 Barry M. Portnoy

                                                          If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name of the nominee. Your shares will be voted for the remaining nominee.

RECORD DATE SHARES:

                                                       2. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting.
                                           ----------
Please be sure to sign and date this Proxy.   Date
-----------------------------------------------------     Mark box at right if an address change or comment has been    [ ]
                                                          noted on the reverse side of this card.
-----------------------------------------------------

Shareholder sign here           Co-owner sign here


DETACH CARD                                                                                                  DETACH CARD
